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EXHIBIT 21

PARENTS AND SUBSIDIARIES
As of December 31, 2003

Company Name	State or country of incorporation or organization	Voting % owned by immediate parent
Registrant:
International Business Machines Corporation	New York
Subsidiaries:
IBM Credit LLC	USA (Delaware)	100.00
IBM International Foundation	USA (Delaware)	100.00
IBM International Services Corporation	USA (Delaware)	100.00
IBM Business Transformation Center, S.r.l.	Costa Rica	100.00
Tivoli Systems, Inc.	USA (Delaware)	100.00
IBM World Trade Corporation	USA (Delaware)	100.00
IBM Plans Management Corporation	USA (Delaware)	87.65	(B)
IBM Bahamas Limited	Bahamas	100.00
IBM Foreign Sales Corporation	Barbados	100.00
WTC Insurance Corporation, Ltd.	Bermuda	100.00
IBM Canada Credit Services Company	Canada	100.00
IBM Canada Limited — IBM Canada Limitee	Canada	100.00
IBM Argentina Sociedad Anonima	Argentina	99.99	(B)
IBM de Bolivia, S.A.	Bolivia	99.98
IBM Americas Holding Limited	Bermuda	100.00
IBM Brasil — Industria, Maquinas e Servicos Limitada	Brazil	99.99	(B)
IBM de Chile, S.A.C.	Chile	99.99	(B)
IBM de Colombia, S.A.	Colombia	90.00	(B)
IBM del Ecuador, C.A.	Ecuador	100.00
Grupo IBM Mexico, S.A. de C.V.	Mexico	99.99	(A)
IBM de Mexico, S.A.	Mexico	99.99	(A)
IBM del Peru, S.A.	Peru	99.99
IBM del Uruguay, S.A.	Uruguay	100.00
IBM de Venezuela, S.A.	Venezuela	100.00
IBM A/NZ Holdings Pty. Limited	Australia	100.00
IBM Australia Limited	Australia	100.00
IBM New Zealand Limited	New Zealand	100.00
IBM India Limited	India	99.99
PT IBM Indonesia	Indonesia	99.00
YK IBM AP Holdings	Japan	100.00
IBM Japan, Ltd.	Japan	100.00
IBM Korea, Inc.	Korea (South)	100.000
IBM Malaysia Sdn. Bhd.	Malaysia	100.00
IBM Philippines, Incorporated	Philippines	99.99	(A)
IBM Thailand Company Limited	Thailand	99.99	(A)
IBM Vietnam Company	Vietnam	100.00
IBM Bulgaria Ltd.	Bulgaria	100.00
IBM Croatia Ltd./IBM Hrvatska d.o.o.	Croatia	100.00
IBM Eesti Osauhing (IBM Estonia Ou)	Estonia	100.00
IBM International Treasury Services Company	Ireland	—	(C)
IBM Italia S.p.A.	Italy	100.00
Companhia IBM Portuguesa, S.A.	Portugal	100.00
IBM Hellas Information Handling Systems S.A.	Greece	99.99	(B)
IBM Israel Limited	Israel	99.99	(B)
IBM (International Business Machines)Turk Limited Sirketi	Turkey	98.00	(B)
IBM South Africa Group Ltd.	South Africa	100.00
IBM South Africa (Pty) Ltd.	South Africa	100.00

IBM East Africa Limited	Kenya	66.67	(B)
Sabiedriba ar irobezotu atbildibu IBM Latvija	Latvia	100.00
IBM Lietuva	Lithuania	100.00
IBM Holdings B.V.	Netherlands	100.00
IBM China Holdings B.V.	Netherlands	100.00
IBM China Company Limited	P.R.C.	100.00
IBM China/Hong Kong Limited	Hong Kong	100.00
IBM Global Holdings B.V.	Netherlands	65.26	(B)
IBM Central Holding GmbH	Germany	100.00
IBM Ceska Republika spol. s.r.o.	Czech Republic	100.00
IBM Deutschland GmbH	Germany	89.35	(B)
IBM Oesterreich Internationale Bueromaschinen Gesellschaft m.b.H.	Austria	100.00
IBM (Schweiz)-IBM (Suisse)-IBM (Svizzera)-IBM (Switzerland)	Switzerland	100.00
IBM East Europe/Asia Ltd.	Russia	100.00
IBM Polska Sp.z.o.o.	Poland	100.00
International Business Machines Corporation Magyarorszagi Kft.	Hungary	99.93	(B)
IBM International Holdings B.V.	Netherlands	100.00
IBM Ireland Limited	Ireland	100.00
IBM Singapore Pte. Ltd.	Singapore	100.00
IBM North Region Holdings	United Kingdom	99.99	(A)
IBM Nederland N.V.	Netherlands	100.00
IBM United Kingdom Holdings Limited	United Kingdom	100.00
IBM United Kingdom Limited	United Kingdom	100.00
IBM International B.V.	Netherlands	100.00
IBM Europe Holding B.V.	Netherlands	100.00
Compagnie IBM France S.A.	France	100.00
IBM Maroc	Morocco	50.99	(B)
IBM Tunisie	Tunisia	100.00
International Business Machines of Belgium S.A.	Belgium	99.99	(B)
IBM Taiwan Holdings B.V.	Netherlands	100.00
IBM Taiwan Corporation	Taiwan	99.99	(B)
IBM West Africa Limited	Nigeria	100.00
International Business Machines A/S	Norway	60.00	(B)
IBM Romania Srl	Romania	100.00
IBM Slovensko spol s.r.o.	Slovak Republic	100.00
IBM Slovenija d.o.o.	Slovenia	100.00
International Business Machines, S.A.	Spain	99.990	(B)
IBM Nordic Aktiebolag	Sweden	100.00
IBM Danmark A/S	Denmark	100.00
Oy International Business Machines AB	Finland	100.00
IBM Svenska Aktiebolag	Sweden	100.00
IBM Middle East FZ-LLC	United Arab Emirates	100.00

(A)
Minor percentage held by other IBM shareholders subject to repurchase option.

(B)
Remaining percentage owned by other wholly-owned IBM company(s).

(C)
Compagnie IBM France S.A. owns 48.98%, OY International Business Machines AG owns 18.37% and IBM Danmark A/S owns 32.65% of IBM International Treasury Services Company.

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  EXHIBIT 21